SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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Loews Corporation
(Name of Registrant as Specified in Its Charter)

N/A
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the amount on which the filing fee is calculated and state how it was determined): N/A

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Preliminary Copy

667 Madison Avenue
New York, New York 10021-8087

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on [ ], 2006

A special meeting of shareholders of Loews Corporation will be held at The Regency, a Loews Hotel, 540 Park Avenue, New York, New York, on [      ], 2006, at [      ] A.M. New York City time, for the following purposes:

•	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Loews common stock from 600,000,000 to 1,800,000,000; and

•	To approve an amendment to our Restated Certificate of Incorporation to reduce the par value per share of Loews common stock from $1.00 to $0.01.

Shareholders of record at the close of business on [      ], 2006 are entitled to notice of and to vote at the meeting and any adjournment thereof.

By order of the Board of Directors,

GARY W. GARSON
Secretary

Dated:	[ ], 2006

WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED
PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING
ENVELOPE, WHICH REQUIRES NO POSTAGE IF
MAILED IN THE UNITED STATES.

Preliminary Copy

LOEWS
CORPORATION

PROXY STATEMENT

We are providing this Proxy Statement in connection with the solicitation by our Board of Directors (our “Board”) of proxies to be voted at a special meeting of shareholders which will be held on [      ], 2006. We expect to mail proxy materials to our shareholders on or about [      ], 2006. Our mailing address is 667 Madison Avenue, New York, New York 10021-8087. Please note that throughout this Proxy Statement we refer to Loews Corporation as “we,” “us,” “our,” or the “Company.”

Voting

We have two classes of common stock which are outstanding and eligible to vote at the meeting:

• Loews common stock; and

• Carolina Group stock.

As of [      ], 2006, the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were [____] shares of Loews common stock and [____] shares of Carolina Group stock outstanding. Each outstanding share of Loews common stock is entitled to one vote and each outstanding share of Carolina Group stock is entitled to 3/10 of a vote on all matters which may come before the meeting.

The affirmative vote of a majority of the voting power of our outstanding shares entitled to vote is required to approve each of the two proposals to be voted on at the meeting. Shares which are voted to abstain on these matters will be considered present at the meeting, but since they are not affirmative votes for a proposal they will have the same effect as votes against the proposal. Shares present with respect to which a broker indicates that it does not have authority to vote (“broker non-votes”), will not be counted as present. All properly executed proxies in the accompanying form received by us prior to the meeting will be voted at the meeting. You may revoke your proxy at any time before it is exercised by giving notice in writing to our Corporate Secretary, by granting a proxy bearing a later date or by voting in person.

Our Board has adopted a policy of confidentiality regarding the voting of shares. Under this policy, all proxies, ballots and voting tabulations that identify how an individual shareholder has voted at the meeting will be kept confidential from us, except where disclosure is required by applicable law, a shareholder expressly requests disclosure, or in the case of a contested proxy solicitation. Proxy tabulators and inspectors of election will be employees of our transfer agent or another third party, and not our employees.

AMENDMENT TO OUR
RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE AUTHORIZED SHARES OF LOEWS COMMON STOCK
(Proposal No. 1)

Shareholders are being asked to approve an amendment to our Restated Certificate of Incorporation (our “Certificate”) to increase the number of authorized shares of Loews common stock from 600 million to 1.8 billion. On May 8, 2006, our Board approved this amendment, subject to shareholder approval, and directed that this amendment be submitted to a vote of our shareholders. Our Board has determined that this amendment is in the best interests of us and our shareholders and recommends approval by shareholders.

Our Certificate currently authorizes the issuance of up to 600 million shares of Loews common stock. As of May 24, 2006, after giving effect to the 3-for-1 split of Loews common stock effected on May 8, 2006 (the “2006 Stock Split”), there were approximately 556.2 million shares of Loews common stock issued and outstanding and 10.3 million shares reserved for issuance upon the exercise of options and stock appreciation rights granted or available for grant under our Loews Corporation 2000 Stock Option Plan, as amended, leaving only 33.4 million shares of Loews common stock available for future issuances.

Our Certificate also authorizes the issuance of up to 600 million shares of our Carolina Group stock and 100 million shares of preferred stock. The proposed amendment will not change the authorized shares of Carolina Group stock or preferred stock.

Our Board believes that the 33.4 million shares of Loews common stock presently available for future issuance under our Certificate is insufficient and has therefore proposed to increase the number of authorized shares to ensure that we have the flexibility to issue shares for general corporate purposes, without further shareholder approval except as may be required by law, regulation or stock exchange rules. We may issue shares in the future in connection with, among other things, equity financings, acquisitions, equity incentives for employees, and payments of stock dividends, stock splits or other recapitalizations. From time to time we consider opportunities to pursue acquisitions, equity financings and other transactions depending on market conditions and other factors. We do not have any current plans or intentions with respect to any such transaction.

In addition to these corporate purposes, an increase in the number of authorized shares of our Loews common stock could be used to make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that our Board determines is not in the best interests of us and our shareholders. However, our Board does not intend or view the increase in authorized Loews common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.

Any newly authorized shares of Loews common stock will have voting and other rights identical to those of the currently authorized shares of Loews common stock. However, the additional shares of Loews common stock might be issued at times and under circumstances as to have a dilutive effect on earnings per share or the percentage ownership interest of the present holders of our Loews common stock, none of whom have preemptive rights under our Certificate to subscribe for additional securities that we may issue.

The affirmative vote of a majority of the voting power of our outstanding Loews common stock and Carolina Group stock, voting as a single class, is required to approve this proposed amendment.

Our Board recommends that you vote FOR proposal No. 1.

AMENDMENT TO OUR
RESTATED CERTIFICATE OF INCORPORATION TO
REDUCE THE PAR VALUE PER SHARE OF LOEWS COMMON STOCK
(Proposal No. 2)

Shareholders are being asked to approve an amendment to our Certificate to reduce the par value per share of Loews common stock from $1.00 to $0.01. On May 8, 2006, our Board approved this amendment, subject to shareholder approval, and directed that this amendment be submitted to a vote of our shareholders. Our Board has determined that this amendment is in the best interests of us and our shareholders and recommends approval by shareholders.

As stated above, as of May 24, 2006 we had approximately 556.2 million shares of Loews common stock issued and outstanding. As of such date, our accounting books and records reflected $556.2 million, or $1.00 per share, in our Loews common stock, or stated capital, account (“stated capital account”). This includes approximately $370.8 million which was transferred to the stated capital account from additional paid-in capital as a result of the distribution of new shares of Loews common stock in connection with the 2006 Stock Split. If this proposal is approved and the par value per share of our Loews common stock is reduced to $0.01, our stated capital account will be reduced by $0.99 per outstanding share, or approximately $550.7 million in the aggregate, and our additional paid-in capital account will be increased by a like amount. These changes would have no impact on our total shareholders’ equity.

Our Board has proposed to reduce the par value per share of our Loews common stock in order to reduce our stated capital account and limit the amounts to be credited to the stated capital account as a result of future issuances of Loews common stock. These reductions will give our Board additional flexibility with respect to possible future transactions related to our Loews common stock which we may consider from time to time, including the payment of cash dividends, share repurchases, stock splits and stock dividends and other recapitalizations. Under the Delaware General Corporation Law, we are prohibited from paying dividends or repurchasing our shares to the extent such an action would impair our stated capital. Therefore, a reduction in our stated capital account, and a corresponding increase to our additional paid-in capital, resulting from lower par value per share of our Loews common stock would enhance our Board’s flexibility in declaring future dividends and repurchasing shares of our capital stock, which our Board may deem to be in the best interests of our shareholders.

The affirmative vote of a majority of the voting power of our outstanding Loews common stock and Carolina Group stock, voting as a single class, is required to approve this proposed amendment.

Our Board recommends that you vote FOR proposal No. 2.

If the proposed amendments to our Certificate are approved by our shareholders, we intend to file a Certificate of Amendment to our Certificate with the Secretary of State of the State of Delaware as soon thereafter as practicable. The Certificate of Amendment would amend the first paragraph of Article FOURTH of our Certificate to read as follows:

“FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,500,000,000 shares, consisting of 100,000,000 shares of Preferred Stock, par value $.10 per share (“Preferred Stock”) and 2,400,000,000 common shares, of which 1,800,000,000 shall be Loews common stock having a par value of $0.01 per share (“Loews common stock”) and 600,000,000 shall be Carolina Group stock having a par value of $0.01 per share (“Carolina Group stock”).”

Principal Shareholders

The following table shows certain information, as of the dates indicated in the footnotes below, adjusted where applicable to reflect the 2006 Stock Split, as to all persons who, to our knowledge, were the beneficial owners of 5% or more of the outstanding shares of any class of our voting securities. All shares reported were owned beneficially by the persons indicated unless otherwise noted below.

		Amount	Percent
Name and Address	Title of Class	Beneficially Owned	of Class

Joan H. Tisch (1)	Common Stock	53,597,522 (2)	9.6%
540 Park Avenue
New York, NY 10021-8087

Davis Selected Advisers, L.P. (3)	Common Stock	46,452,927	8.3
2949 Elvira Road, Suite 101
Tucson, AZ 85706

Dodge & Cox (4)	Common Stock	40,301,466	7.2
555 California Street, 40th Floor
San Francisco, CA 94104

Wilma S. Tisch (1) (5)	Common Stock	32,352,963	5.8
980 Fifth Avenue
New York, N.Y. 10021-8087

Morgan Stanley (6)	Carolina Group Stock	7,341,939	9.4
1585 Broadway
New York, N.Y. 10036

FMR Corp. (7)	Carolina Group Stock	4,204,930	5.4
82 Devonshire Street
Boston, MA 02109

Citigroup, Inc. (8)	Carolina Group Stock	4,204,068	5.3
399 Park Avenue
New York, N.Y. 10043

(1)   Joan H. Tisch was the wife of the late Preston R. Tisch, former Co-Chairman of the Board of the Company. Wilma S. Tisch was the wife of the late Laurence A. Tisch, former Co-Chairman of the Board of the Company. James S. Tisch, President and Chief Executive Officer and a director of the Company, and Andrew H. Tisch, Co-Chairman of the Board and Chairman of the Executive Committee of the Company, are sons of Mrs. W.S. Tisch. Jonathan M. Tisch, Co-Chairman of the Board of the Company and Chairman and Chief Executive Officer of Loews Hotels, is the son of Mrs. J.H. Tisch. Each of Messrs. J.S. Tisch, A.H. Tisch and J.M. Tisch are members of the Company’s Office of the President.

(2)  Includes 15,793,517 shares owned beneficially by Mrs. J.H. Tisch directly and 37,804,005 shares held by her as trustee of various trusts. This information is as of May 30, 2006 and is based on a Form 4 filed by Mrs. J.H. Tisch on such date.

(3)  This information is as of December 31, 2005 and is based on a Schedule 13G report filed by Davis Selected Advisers, L.P., as an investment adviser.

(4)  This information is as of December 31, 2005 and is based on a Schedule 13G report filed by Dodge & Cox. According to the report, the shares covered by this Schedule 13G are beneficially owned by clients of Dodge & Cox and Dodge & Cox has sole dispositive power with respect to 40,301,466 shares, sole voting power with respect to 38,145,816 shares and shared voting power with respect to 400,200 shares.

(5)  This information is as of February 27, 2006 and is based on a Schedule 13G report filed by Mrs. W.S. Tisch.

(6)  This information is as of December 31, 2005 and is based on a Schedule 13G report filed jointly by Morgan Stanley and Morgan Stanley & Co. International Limited. According to the report, Morgan Stanley has sole voting and dispositive power with respect to 6,675,096 shares and shared voting and dispositive power with respect to 71,895 shares. Morgan Stanley filed the report solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units. The report also discloses that Morgan Stanley & Co. International Limited has beneficial ownership of 4,126,206 shares, representing 5.3% of the shares outstanding, including sole voting and dispositive power with respect to 3,695,104 shares.

(7)  This information is as of December 31, 2005 and is based on a Schedule 13G report filed jointly by FMR Corp. (“FMR”), Edward C. Johnson 3d and Fidelity Management & Research Company (“Fidelity”). According to the report, FMR has sole voting power with respect to 414,630 shares and sole dispositive power with respect to 4,204,930 shares, and Mr. Johnson has sole dispositive power with respect to 4,204,930 shares. Fidelity, a subsidiary of FMR, acts as an investment advisor to various investment companies and is the beneficial owner of 3,792,000 shares. Mr. Johnson is Chairman of FMR.

(8)  This information is as of December 31, 2005 and is based on a Schedule 13G report filed jointly by Citigroup, Inc. (“Citigroup”) and it subsidiaries, Citicorp Holdings Inc. and Citibank, N.A. According to the report, the reporting persons have shared voting and dispositive power with respect to 4,077,749 of the shares reported, and Citigroup has shared voting and dispositive power with respect to all 4,204,068 of the shares reported.

Director and Officer Holdings

The following table shows certain information, as of May 12, 2006, as to the shares of our voting securities beneficially owned by each of our directors, our chief executive officer, each of our other four most highly compensated executive officers, and all of our executive officers and directors as a group, based on data furnished by them.

		Amount Beneficially		Percent
Name and Position	Title of Class	Owned (1)		of Class

Ann E. Berman, Director	Common Stock	3,000	(2)	*

Joseph L. Bower, Director	Common Stock	24,000	(3)	*

Charles M. Diker, Director	Common Stock	18,600	(4)	*

Paul J. Fribourg, Director	Common Stock	63,600	(5)	*

Walter L. Harris, Director	Common Stock	10,500	(6)	*

Peter W. Keegan	Common Stock	140,619	(7)	*
Senior Vice President and
Chief Financial Officer

Philip A. Laskawy, Director	Common Stock	24,000	(8)	*

Arthur L. Rebell	Common Stock	80,619	(9)	*
Senior Vice President

Gloria R. Scott, Director	Common Stock	14,400	(10)	*

Andrew H. Tisch	Common Stock	10,721,416	(11)	1.9%
Co-Chairman of the Board,
Chairman of the Executive
Committee and Director

James S. Tisch	Common Stock	11,324,413	(12)	2.0%
President, Chief Executive
Officer and Director

Jonathan M. Tisch	Common Stock	5,427,941	(13)	*
Co-Chairman of the Board,
Chairman and Chief Executive Officer
of Loews Hotels and Director

All executive officers and directors as	Common Stock	28,561,267	(14)	5.1%
a group (15 persons including those
listed above)

* Represents less than 1% of the outstanding shares.

(1)  Except as otherwise indicated, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to those shares.

(2)  Represents 3,000 shares issuable upon the exercise of options granted under the Loews Corporation 2000 Stock Option Plan (our “Stock Option Plan”) which are currently exercisable.

(3)  Represents 24,000 shares issuable upon the exercise of options granted under our Stock Option Plan which are currently exercisable.

(4)  Includes 15,600 shares issuable upon the exercise of options granted under our Stock Option Plan which are currently exercisable.

(5)  Includes 36,000 shares owned by an affiliate of ContiGroup Companies, Inc. (“ContiGroup”). Mr. Fribourg, an executive officer of ContiGroup, disclaims beneficial ownership of these shares. Also includes 27,600 shares issuable upon the exercise of options granted under our Stock Option Plan which are currently exercisable.

(6)  Represents 10,500 shares issuable upon the exercise of options granted under our Stock Option Plan which are currently exercisable. In addition, Mr. Harris owns beneficially 1,830 shares of CNA Financial Corporation, a 91% owned subsidiary of the Company (“CNA”), and 2,000 common units of Boardwalk Pipeline Partners, LP, an 85% owned subsidiary of the Company (“Boardwalk Pipeline”).

(7)  Represents 140,619 shares issuable upon the exercise of options granted under our Stock Option Plan which are currently exercisable. In addition, Mr. Keegan owns beneficially 1,000 shares of Diamond Offshore Drilling, Inc., a 54% owned subsidiary of the Company (“Diamond Offshore”).

(8)  Includes 18,000 shares issuable upon the exercise of options granted under our Stock Option Plan which are currently exercisable and 6,000 shares owned beneficially by Mr. Laskawy’s wife. In addition, Mr. Laskawy owns beneficially 10,000 common units of Boardwalk Pipeline.

(9)  Represents 80,619 shares issuable upon the exercise of options granted under our Stock Option Plan which are currently exercisable. In addition, Mr. Rebell owns beneficially 5,368 shares of CNA, including 854 shares with respect to which he has shared voting and investment power, 36,000 common units of Boardwalk Pipeline, including 30,000 common units with respect to which he has shared voting and investment power, and 10,000 shares of Diamond Offshore issuable upon the exercise of options which are currently exercisable.

(10)  Represents 14,400 shares issuable upon the exercise of options granted under our Stock Option Plan which are currently exercisable.

(11)  Includes 270,000 shares issuable upon the exercise of options granted under our Stock Option Plan which are currently exercisable. Also includes 6,469,796 shares held by trusts of which Mr. A.H. Tisch is the managing trustee (inclusive of 4,688,006 shares held in trust for his benefit), and 195,000 shares held by a charitable foundation as to which Mr. A.H. Tisch has shared voting and investment power. In addition, Mr. A.H. Tisch is the managing trustee and beneficiary of a trust which owns beneficially 6,100 shares of CNA, and is a trustee of a trust which owns beneficially a 25% interest in a general partnership which owns 74,200 common units of Boardwalk Pipeline.

(12)  Includes 270,000 shares issuable upon the exercise of options granted under our Stock Option Plan which are currently exercisable. Also includes 7,468,280 shares held by trusts of which Mr. J.S. Tisch is the managing trustee (inclusive of 5,686,493 shares held in trust for his benefit), and 330,000 shares held by a charitable foundation as to which Mr. J.S. Tisch has shared voting and investment power. In addition, Mr. J.S. Tisch owns beneficially 117,500 shares of Diamond Offshore, including 112,500 shares of Diamond Offshore issuable upon the exercise of options which are currently exercisable, is the managing trustee and beneficiary of a trust which owns beneficially 6,100 shares of CNA, and is a trustee of a trust which owns beneficially a 25% interest in a general partnership which owns 74,200 common units of Boardwalk Pipeline.

(13)  Includes 270,000 shares issuable upon the exercise of options granted under our Stock Option Plan which are currently exercisable. Also includes 3,695,003 shares held by a trust of which Mr. J.M. Tisch is the managing trustee and beneficiary and 435,000 shares held by a charitable foundation as to which Mr. J.M. Tisch has shared voting and investment power.

(14)  Includes 1,333,497 shares issuable upon the exercise of options granted under our Stock Option Plan which are currently exercisable.

OTHER MATTERS

Pursuant to our By-laws, only business related to the above proposals may be transacted at the meeting. Accordingly, no other business will be conducted at the meeting.

We will bear all costs in connection with the solicitation of proxies for the meeting. We intend to request brokerage houses, custodians, nominees and others who hold our voting stock in their names to solicit proxies from the persons who beneficially own such stock, and we will reimburse these brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses. We have engaged Innisfree M&A Incorporated (“Innisfree”) to solicit proxies for us, at an anticipated cost of approximately $8,000.  In addition to the use of the mails, solicitation may be made by Innisfree or our employees personally or by telephone, facsimile or electronic transmission.

If you wish to submit a proposal for the 2007 Annual Meeting, it must be received by us not later than  December 4, 2006 in order to be included in our proxy materials. Proxies solicited by us for the 2007 Annual Meeting may confer discretionary authority to vote on any proposals submitted after February 17, 2007 without a description of them in the proxy materials for that meeting. Your proposals should be addressed to our Corporate Secretary at Loews Corporation, 667 Madison Avenue, New York, New York 10021-8087.

If you or any other interested party wish to communicate directly with the presiding director, other non-management directors or our Board as a whole, you or the other interested party may do so by writing to our Corporate Secretary at Loews Corporation, 667 Madison Avenue, New York, New York 10021-8087. All communications will be delivered to the director or directors to whom they are addressed.

By order of the Board of Directors,

GARY W. GARSON
Secretary

Dated: [ ], 2006

PLEASE COMPLETE, DATE, SIGN AND
RETURN YOUR PROXY PROMPTLY

LOEWS COMMON STOCK
LOEWS CORPORATION	Proxy
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Gary W. Garson, Peter W. Keegan and Kenneth J. Zinghini and each of them, each with full power of substitution, true and lawful attorneys, agents and proxies with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in Loews Corporation at the Special Meeting of Shareholders to be held at The Regency, a Loews Hotel, 540 Park Avenue, New York, New York, on [ ], 2006, at [ ] A.M., New York City time, and at any adjournments thereof, upon the matters set forth in the Notice of Meeting and accompanying Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

Please mark
				your votes	[ x ]
like this

The Board of Directors recommends a vote FOR Items 1 and 2

	FOR	AGAINST	ABSTAIN
ITEM 1-AMEND CHARTER TO	☐	☐	☐
INCREASE AUTHORIZED
SHARES OF LOEWS COMMON
STOCK TO 1,800,000,000

ITEM 2-AMEND CHARTER	☐	☐	☐
TO REDUCE PAR VALUE
OF LOEWS COMMON STOCK
TO $0.01 PER SHARE

Please sign EXACTLY as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

Signature(s)				Dated:
LOEWS COMMON STOCK

CAROLINA GROUP STOCK
LOEWS CORPORATION	Proxy
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Gary W. Garson, Peter W. Keegan and Kenneth J. Zinghini and each of them, each with full power of substitution, true and lawful attorneys, agents and proxies with all the powers the undersigned would possess if personally present, to vote all shares of Carolina Group Stock of the undersigned in Loews Corporation at the Special Meeting of Shareholders to be held at The Regency, a Loews Hotel, 540 Park Avenue, New York, New York, on [ ], 2006, at [ ] A.M., New York City time, and at any adjournments thereof, upon the matters set forth in the Notice of Meeting and accompanying Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

Please mark
				your votes	[ x ]
like this

The Board of Directors recommends a vote FOR Items 1 and 2

	FOR	AGAINST	ABSTAIN
ITEM 1-AMEND CHARTER TO	☐	☐	☐
INCREASE AUTHORIZED
SHARES OF LOEWS COMMON
STOCK TO 1,800,000,000

ITEM 2-AMEND CHARTER	☐	☐	☐
TO REDUCE PAR VALUE
OF LOEWS COMMON STOCK
TO $0.01 PER SHARE

Please sign EXACTLY as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

Signature(s)				Dated:
CAROLINA GROUP STOCK